Exhibit 3.2.2


                                   BY-LAWS
                   THE CONNECTICUT LIGHT AND POWER COMPANY
                                             Amended

                                             January 18, 1961
                                             April 15, 1964
                                             July 1, 1966
                                             March 1, 1982


                    THE CONNECTICUT LIGHT AND POWER COMPANY

                                    BY-LAWS

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1. Meetings of the shareholders may be held at any place in the State of Connecticut fixed by the Board of Directors.

     Section 2. The Annual Meeting of Shareholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held in March, April, May, June or July in each year on the day and at the hour designated by the Board of Directors.

     Section 3. Notice of all meetings of shareholders, stating the day, hour and place thereof, shall be given by a written or printed notice, delivered or sent by mail, at least ten days but not more than fifty days prior to the meeting, to each shareholder of record on the books of the Company and entitled to vote at such meeting, at the address appearing on such books, unless such shareholder shall waive notice or be in attendance at the meeting. Notice of a special meeting of shareholders shall state also the general purpose or purposes of such meeting and no business other than that of which notice has been so given shall be transacted at such meeting.

     Section 4. At all meetings of shareholders each share of stock entitled to vote, and represented in person or by proxy, shall be entitled to one vote.

     Section 5. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days and not less than ten days immediately preceding the date of such meeting. In such case only such shareholders or their legal representatives as shall be shareholders on the record date so fixed shall be entitled to such notice and to vote at such meeting or any adjournment thereof, notwithstanding the transfer of any shares of stock on the books of the Company after any such record date so fixed.

                                   ARTICLE II

                                   DIRECTORS

     Section 1. The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than sixteen Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. The Directors so elected shall continue in office until their successors have been elected and qualified.

     Section 2. The Board of Directors shall have power to fill vacancies that may occur in the Board, or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next Annual Meeting and until his successor shall be elected and qualified.

     Section 3. The Board of Directors shall have power to employ such and so many agents and factors or employees as the interests of the Company may require, and to fix the compensation and define the duties of all of the officers, agents, factors and employees of the Company. All the officers, agents, factors and employees of the Company shall be subject to the order of said Board, shall hold their offices at the pleasure of said Board, and may be removed at any time by said Board at its discretion.

     Section 4. The Board of Directors shall have power to fix from time to time the compensation of the Directors and the method of payment thereof.

                                  ARTICLE III

                             MEETINGS OF DIRECTORS

     Section 1. A regular meeting of the Board of Directors shall, if a quorum is present, be held without notice immediately after the adjournment of the Annual Meeting of stockholders, or as soon thereafter as convenient, for the purpose of organization. At such organization meeting or at any subsequent meeting, the Directors shall elect the officers of the Company provided for in Article IV of these By-Laws, who shall hold their offices (subject to the provisions of Section 3, Article II, of these By-Laws) for the ensuing year, or until the next such organization meeting and until their successors are chosen and qualified.

     Section 2. All other regular meetings of the Board of Directors may be held at such time and place within or without the State of Connecticut as said Board may determine.

     Section 3. Special meetings of the Board of Directors may be held at any place within or without the State of Connecticut upon call by the Chairman or, if the Chairman shall be absent or unable to perform the duties of his office, the President, or by the Secretary upon written request of five or more Directors.

     Section 4. Oral, written or printed notice of a special meeting of the Board of Directors shall be given to each Director personally, or by telephone, mail or telegraph, at least two days prior to the meeting unless each Director shall, in writing or by telegraph, waive such notice or be in attendance at such meeting.

     Section 5.  One-third of the directorships as fixed in accordance with
Article II, Section 1 of these By-Laws shall constitute a quorum, except that no quorum shall consist of less than two Directors. A less number than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

     Section 6. Except as otherwise provided by these By-Laws, all questions shall be decided by vote of a majority of the Directors present at any meeting of the Board at which a quorum is present. The yeas and nays on any question shall be taken and recorded on the minutes at the request of any Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. The officers of this Company shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and, at the discretion of the Board of Directors, a Chairman, and the Board of Directors may elect one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as they may deem advisable. The President and Chairman shall be Directors.

     Section 2. The same person shall not hold the offices of both President and Secretary and no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 3. The officers of the Company shall be elected by the Board of Directors as provided in Section 1, Article III of these By-Laws.

                                   ARTICLE V

                             CHAIRMAN AND PRESIDENT

     Section 1. The Chairman, if such office shall be filled by the Directors, shall, when present, preside at all meetings of said Board and of the stockholders. He shall have such other authority and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.

     Section 2. The President shall be the chief executive officer of the Company and shall be responsible for the general supervision, direction and control of the business and affairs of the Company. If the Chairman shall be absent or unable to perform the duties of his office, or if the office of Chairman shall not have been filled by the Directors, the President shall preside at meetings of the Board of Directors and of the stockholders. He shall have such other authority and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.

                                   ARTICLE VI

                                VICE PRESIDENTS

     Section 1. The Vice Presidents shall have such powers and duties as may be assigned to them from time to time by the Board of Directors or the President. One of such Vice Presidents may be designated by said Board as Executive Vice President and, if so designated, shall exercise the powers and perform the duties of the President in the absence of the President or if the President is unable to perform the duties of his office. The Board of Directors may also designate one or more of such Vice Presidents as Senior Vice Presidents.

                                  ARTICLE VII

                                   SECRETARY

     Section 1. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors. He shall give notice of all meetings of the stockholders and of said Board. He shall record all votes taken at such meetings. He shall be custodian of all contracts, leases, assignments, deeds and other instruments in writing and documents not properly belonging to the office of the Treasurer, and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or by law.

     Section 2. He shall have the custody of the Corporate Seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these By-Laws.



                                  ARTICLE VIII

                              ASSISTANT SECRETARY

     Section 1. An Assistant Secretary shall perform the duties of the Secretary if the Secretary shall be absent or unable to perform the duties of his office. An Assistant Secretary shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or the Secretary.

                                   ARTICLE IX

                                   TREASURER

     Section 1. The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the Company from any source whatever, and give full discharge for the same, and to endorse checks, drafts and warrants in its name and on its behalf. He shall sign all checks, notes, drafts and similar instruments, except as otherwise provided for by the Board of Directors.

     Section 2. He shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or by law.

                                   ARTICLE X

                              ASSISTANT TREASURER

     Section 1. An Assistant Treasurer shall perform the duties of the Treasurer if the Treasurer shall be absent or unable to perform the duties of his office. An Assistant Treasurer shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or the Treasurer.

                                   ARTICLE XI

                                   COMMITTEES

     Section 1. The Board of Directors, by the affirmative vote of Directors holding a majority of the number of directorships (as fixed for the current year in accordance with Article II, Section 1, of these By-Laws), may appoint such committees as it may deem proper, and may delegate to such committees any of the powers possessed by said Board. A majority of any committee shall have the power to act. Committees shall keep full records of their proceedings, and shall report the same to the next regular meeting of said Board, or when called upon by said Board.


                                  ARTICLE XII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

     Section 1. The Board of Directors may, as and to the extent permitted by law, indemnify and reimburse each Director, officer or employee of this Company, and any person engaged to perform services for this Company as an independent contractor, and the heirs, executors or administrators of any such Director, officer, employee or independent contractor, for expenses, including attorneys' fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he may become liable as the Board of Directors deems reasonable, incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being, or having been, a Director, officer or employee of this Company, or such an independent contractor.

                                  ARTICLE XIII

                               STOCK CERTIFICATES

     Section 1. All stock certificates, Common and Preferred, may bear the facsimile signatures of the President or a Vice President and the Treasurer or an Assistant Treasurer and a facsimile seal of the Company, or may be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed by any one of such officers.

                                  ARTICLE XIV

                                 CORPORATE SEAL

     Section 1. The Corporate Seal of the Company shall be circular in form, with the name of the Company inscribed thereon.

                                   ARTICLE XV

                                   AMENDMENTS

     Section 1. These By-Laws may be altered, amended, added to or repealed at any meeting of stockholders, or of the Board of Directors, provided the notice of such meeting states that such action is to be proposed. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon. Such action by the Board of Directors shall require the affirmative vote of Directors holding a majority of the number of directorships (as fixed for the current year in accordance with Article II, Section 1 of these By-Laws). This Section 1 of Article XV may be amended only at a meeting of stockholders.